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Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the amended Registration Statement (Form S-3) and related Prospectus of Sonic Foundry, Inc. for the registration of 3,944,601 shares of its common stock issued and issuable upon exercise of certain warrants and to the incorporation by reference therein of our report dated November 9, 2001, with respect to the financial statements and schedule of Sonic Foundry, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.

                                                      /s/ ERNST & YOUNG LLP
                                                      --------------------------

Milwaukee, Wisconsin

August 13, 2002